Exhibit 99.1

Infinera Corporation Reports Third Quarter 2020 Financial Results

Sunnyvale, Calif., November 5, 2020 - Infinera Corporation (NASDAQ: INFN) today released financial results for its third quarter ended September 26, 2020.
GAAP revenue for the quarter was $340.2 million compared to $331.6 million in the second quarter of 2020 and $325.3 million in the third quarter of 2019.
GAAP gross margin for the quarter was 31.8% compared to 29.4% in the second quarter of 2020 and 26.7% in the third quarter of 2019. GAAP operating margin for the quarter was (7.9)% compared to (13.5)% in the second quarter of 2020 and (21.3)% in the third quarter of 2019.
GAAP net loss for the quarter was $(35.9) million, or $(0.19) per share, compared to $(61.6) million, or $(0.33) per share, in the second quarter of 2020, and $(84.8) million, or $(0.47) per share, in the third quarter of 2019.
Non-GAAP revenue for the quarter was $341.2 million compared to $332.6 million in the second quarter of 2020 and $327.6 million in the third quarter of 2019.
Non-GAAP gross margin for the quarter was 35.2% compared to 33.8% in the second quarter of 2020 and 33.1% in the third quarter of 2019. Non-GAAP operating margin for the quarter was 2.2% compared to (1.8)% in the second quarter of 2020 and (5.7)% in the third quarter of 2019.
Non-GAAP net income for the quarter was $4.2 million, or $0.02 per share, compared to a net loss of $(17.2) million, or $(0.09) per share, in the second quarter of 2020, and a net loss of $(30.5) million, or $(0.17) per share, in the third quarter of 2019.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
“We delivered a very strong Q3, achieving non-GAAP operating profitability with non-GAAP revenue, gross margin and operating margin growing both sequentially and year-over-year,” said David Heard, Infinera COO. “We remain focused on the opportunity to grow our market share, expand margins and drive earnings growth through innovation and operational execution.”
“I continue to be very optimistic about the opportunities ahead of us that are created as the industry transitions to 800G, Open Optical networks and intelligent pluggables,” continued Tom Fallon, Infinera CEO. “These transitions are happening in a healthier competitive environment where vertical integration and assurance of network security are increasingly valued.”
Financial Outlook
Infinera's outlook for the fourth quarter ending December 26, 2020 is as follows:
•GAAP revenue is expected to be $354 million +/- $15 million. Non-GAAP revenue is expected to be $355 million +/- $15 million.
•GAAP gross margin is expected to be 33.0% +/- 150 bps. Non-GAAP gross margin is expected to be 35.5% +/- 150 bps.
•GAAP operating expenses are expected to be $135 million +/- $1.0 million. Non-GAAP operating expenses are expected to be $116.0 million +/- $1.0 million.
•GAAP operating margin is expected to be (5.0)% +/- 200 bps. Non-GAAP operating margin is expected to be 3.0% +/- 200 bps.
Third Quarter 2020 Investor Slides Available Online
Investor slides reviewing Infinera's third quarter of 2020 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the third quarter of 2020 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the third quarter of 2020 and its outlook for the fourth quarter of 2020 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-800-771-7838 (toll free) or 1-212-231-2920 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (650) 933-2153 apassi@infinera.com
Michael Bowen, ICR, Inc. Tel. +1 (203) 682-8299 Michael.Bowen@icrinc.com
Marc P. Griffin, ICR, Inc. Tel. +1 (646) 277-1290 Marc.Griffin@icrinc.com
About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read Infinera's latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera's opportunities to grow its market share, expand its margins and drive earnings growth through innovation and operational execution, Infinera's opportunities during industry transitions to 800G, Open Optical networks and intelligent pluggables, the impact of market health and competition on the value of vertical integration and network security, and Infinera's financial outlook for the fourth quarter of 2020. Such forward-looking statements are based on current expectations, estimates and projections. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; delays in the development and introduction of new products or updates to existing products; market acceptance of Infinera’s end-to-end portfolio; Infinera's reliance on single and limited source suppliers; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs, could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; the effects of customer consolidation; the impacts of foreign currency fluctuations; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes their intellectual property; impacts of the 2020 presidential election in the United States; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s

SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 28, 2019 as filed with the SEC on March 4, 2020, and its Quarterly Report on Form 10-Q for the quarter ended June 27, 2020 as filed with the SEC on August 6, 2020, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude acquisition-related deferred revenue, other customer related charges, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, acquisition-related inventory adjustments, restructuring and related costs, COVID-19 related costs, litigation charges, amortization of debt discount on Infinera’s convertible senior notes, gain/loss on non-marketable equity investments and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2020 that exclude acquisition-related deferred revenue adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs related to Infinera's acquisition of Coriant, and restructuring and related expenses. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at investors.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenue:
Product	$261,906	$253,754	$778,325	$703,627
Services	78,305	71,587	223,746	210,671
Total revenue	340,211	325,341	1,002,071	914,298
Cost of revenue:
Cost of product	185,001	186,205	573,312	521,523
Cost of services	38,100	34,866	115,394	108,373
Amortization of intangible assets	7,287	7,796	24,636	24,146
Acquisition and integration costs	43	8,447	1,828	21,211
Restructuring and related	1,504	1,198	4,252	24,528
Total cost of revenue	231,935	238,512	719,422	699,781
Gross profit	108,276	86,829	282,649	214,517
Operating expenses:
Research and development	65,636	71,748	200,906	219,345
Sales and marketing	28,954	35,756	97,459	113,444
General and administrative	28,183	27,621	87,904	96,337
Amortization of intangible assets	4,696	6,861	13,836	20,663
Acquisition and integration costs	1,045	11,962	13,611	31,260
Restructuring and related	6,679	2,168	17,356	22,827
Total operating expenses	135,193	156,116	431,072	503,876
Loss from operations	(26,917)	(69,287)	(148,423)	(289,359)
Other income (expense), net:
Interest income	7	131	85	1,080
Interest expense	(12,645)	(7,868)	(33,875)	(22,711)
Other gain (loss), net	5,018	(6,195)	(9,656)	(5,908)
Total other income (expense), net	(7,620)	(13,932)	(43,446)	(27,539)
Loss before income taxes	(34,537)	(83,219)	(191,869)	(316,898)
Provision for income taxes	1,359	1,548	4,930	3,126
Net loss	$(35,896)	$(84,767)	$(196,799)	$(320,024)
Net loss per common share:
Basic	$(0.19)	$(0.47)	$(1.06)	$(1.79)
Diluted	$(0.19)	$(0.47)	$(1.06)	$(1.79)
Weighted average shares used in computing net loss per common share:
Basic	189,589	179,988	185,737	178,357
Diluted	189,589	179,988	185,737	178,357

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 26, 2020		June 27, 2020		September 28, 2019		September 26, 2020		September 28, 2019
Reconciliation of Revenue:
U.S. GAAP as reported	$340,211		$331,587		$325,341		$1,002,071		$914,298
Acquisition-related deferred revenue adjustment(1)	1,037		1,050		2,305		3,197		7,740
Other customer related charges(2)	—		—		—		—		8,100
Non-GAAP as adjusted	$341,248		$332,637		$327,646		$1,005,268		$930,138

Reconciliation of Gross Profit:
U.S. GAAP as reported	$108,276	31.8%	$97,407	29.4%	$86,829	26.7%	$282,649	28.2%	$214,517	23.5%
Acquisition-related deferred revenue adjustment(1)	1,037		1,050		2,305		3,197		7,740
Other customer related charges(2)	—		—		—		—		8,100
Stock-based compensation(3)	1,878		2,063		1,778		6,043		4,697
Amortization of acquired intangible assets(4)	7,287		8,721		7,796		24,636		24,146
Acquisition and integration costs(5)	43		750		8,447		1,828		21,211
Acquisition-related inventory adjustments(6)	—		—		—		—		1,778
Restructuring and related(7)	1,504		1,591		1,198		4,252		24,528
COVID-19 related costs(8)	—		761		—		3,641		—
Non-GAAP as adjusted	$120,025	35.2%	$112,343	33.8%	$108,353	33.1%	$326,246	32.5%	$306,717	33.0%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$135,193		$142,033		$156,116		431,072		$503,876
Stock-based compensation(3)	10,185		10,713		8,168		30,499		27,009
Amortization of acquired intangible assets(4)	4,696		4,585		6,861		13,836		20,663
Acquisition and integration costs(5)	1,045		3,344		11,962		13,611		31,260
Restructuring and related(7)	6,679		5,097		2,168		17,356		22,827
Litigation charges(9)	—		—		50		—		4,100
Non-GAAP as adjusted	$112,588		$118,294		$126,907		$355,770		$398,017

Reconciliation of Income/(Loss) from Operations:
U.S. GAAP as reported	$(26,917)	(7.9)%	$(44,626)	(13.5)%	$(69,287)	(21.3)%	$(148,423)	(14.8)%	$(289,359)	(31.6)%
Acquisition-related deferred revenue adjustment(1)	1,037		1,050		2,305		3,197		7,740
Other customer related charges(2)	—		—		—		—		8,100
Stock-based compensation(3)	12,063		12,776		9,946		36,542		31,706
Amortization of acquired intangible assets(4)	11,983		13,306		14,657		38,472		44,809
Acquisition and integration costs(5)	1,088		4,094		20,409		15,439		52,471
Acquisition-related inventory adjustments(6)	—		—		—		—		1,778
Restructuring and related(7)	8,183		6,688		3,366		21,608		47,355
COVID-19 related costs(8)	—		761		—		3,641		—
Litigation charges(9)	—		—		50		—		4,100
Non-GAAP as adjusted	$7,437	2.2%	$(5,951)	(1.8)%	$(18,554)	(5.7)%	$(29,524)	(2.9)%	$(91,300)	(9.8)%

	Three Months Ended			Nine Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Reconciliation of Net Income/ (Loss):
U.S. GAAP as reported	$(35,896)	$(61,635)	$(84,767)	$(196,799)	(320,024)
Acquisition-related deferred revenue adjustment(1)	1,037	1,050	2,305	3,197	7,740
Other customer related charges(2)	—	—	—	—	8,100
Stock-based compensation(3)	12,063	12,776	9,946	36,542	31,706
Amortization of acquired intangible assets(4)	11,983	13,306	14,657	38,472	44,809
Acquisition and integration costs(5)	1,088	4,094	20,409	15,439	52,471
Acquisition-related inventory adjustments(6)	—	—	—	—	1,778
Restructuring and related(7)	8,183	6,688	3,366	21,608	47,355
COVID-19 related costs(8)	—	761	—	3,641	—
Litigation charges(9)	—	—	50	—	4,100
Amortization of debt discount(10)	6,741	6,577	4,456	18,439	13,045
Gain/Loss on non-marketable equity investment(11)	—	—	—	—	(1,009)
Income tax effects(12)	(991)	(836)	(873)	(2,997)	(3,769)
Non-GAAP as adjusted	$4,208	$(17,219)	$(30,451)	$(62,458)	$(113,698)

Net Income/(Loss) per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.19)	$(0.33)	$(0.47)	$(1.06)	$(1.79)
Non-GAAP as adjusted(13)	$0.02	$(0.09)	$(0.17)	$(0.34)	$(0.64)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:
Basic	189,589	185,596	179,988	185,737	178,357
Diluted(14)	195,868	185,596	179,988	185,737	178,357

(1)Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in Infinera's acquisition of Coriant, which closed during the fourth quarter of 2018. The revenue for these support contracts is deferred and typically recognized over a period of time after the Coriant acquisition, so Infinera's GAAP revenue for a period of time after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from support contracts assumed in the Coriant acquisition are useful to investors as an additional means to reflect revenue trends in Infinera's business.

(2)Other customer-related charges include one-time benefits and charges that are not directly related to Infinera’s ongoing or core business results. During the second quarter of 2019, Infinera agreed to reimburse a customer for certain expenses incurred by them in connection with a network service outage that occurred during the fourth quarter of fiscal 2018. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this reimbursement is not indicative of ongoing operating performance.

(3) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Nine Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Cost of revenue	$723	$779	$662	$2,126	$1,863
Research and development	4,209	4,379	4,153	12,362	13,883
Sales and marketing	2,706	2,786	2,189	8,136	5,835
General and administration	3,270	3,548	1,826	10,001	7,291
	10,908	11,492	8,830	32,625	28,872
Cost of revenue - amortization from balance sheet*	1,155	1,284	1,116	3,917	2,834
Total stock-based compensation expense	$12,063	$12,776	$9,946	$36,542	$31,706

*    Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.
(4)      Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(5) Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the Coriant acquisition. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.
(6)    Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.
(7)    Restructuring and related costs are primarily associated with the reduction of operating costs, the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and Coriant's historical restructuring plan associated with its early retirement plan. In addition, management included accelerated amortization on operating lease right-of-use assets due to the cease use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(8) COVID-19 related costs consist of higher replacement costs associated with certain warranty parts customers were unable to return for repair due to logistics issues and mobility issues related to COVID-19 public health mandates and restrictions. In addition, Infinera needed to source certain key components from an alternate supplier at substantially higher cost in order to fulfill delivery commitments in the normal course of business. Management has excluded these expenses from non-GAAP financial measures because they were caused by atypical circumstances during the COVID-19 pandemic, as their exclusion provides a better indication of Infinera's underlying business performance.
(9) Litigation charges are associated with the preliminary settlement of a litigation matter agreed to during the quarter ended June 29, 2019. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that this expense is not indicative of ongoing operating performance.
(10)    Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the

$402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and $200 million in aggregate principal amount of 2.50% convertible debt issued in March 9, 2020 due March 2027. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(11) Management has excluded the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this income is not indicative of ongoing operating performance
(12)    The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.
(13) Non-GAAP EPS as adjusted did not exclude the impact of foreign currency. Had the impact of foreign currency been excluded for the three months ended September 26, 2020, June 27, 2020 and September 28, 2019, non-GAAP EPS as adjusted would have been a loss of less than one cent, $(0.08) and $(0.13), respectively, and for the nine months ended September 26, 2020 and September 28, 2019, non-GAAP EPS as adjusted would have been $(0.29) and $(0.60), respectively.
(14) The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 26, 2020	December 28, 2019
ASSETS
Current assets:
Cash	$196,546	$109,201
Short-term restricted cash	4,503	4,339
Accounts receivable, net of allowance for doubtful accounts of $3,357 in 2020 and $4,005 in 2019	290,316	349,645
Inventory	275,839	340,429
Prepaid expenses and other current assets	158,765	139,217
Total current assets	925,969	942,831
Property, plant and equipment, net	143,878	150,793
Operating lease right-of-use assets	66,458	68,081
Intangible assets	132,559	170,346
Goodwill	256,178	249,848
Long-term restricted cash	14,735	19,257
Other non-current assets	31,690	27,182
Total assets	$1,571,467	$1,628,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,777	$273,397
Accrued expenses and other current liabilities	164,233	193,168
Accrued compensation and related benefits	47,170	92,221
Short-term debt, net	24,886	31,673
Accrued warranty	19,163	21,107
Deferred revenue	88,106	103,753
Total current liabilities	500,335	715,319
Long-term debt, net	515,739	323,678
Long-term financing lease obligations	1,629	2,394
Accrued warranty, non-current	22,988	22,241
Deferred revenue, non-current	29,952	36,067
Deferred tax liability	4,578	8,700
Operating lease liabilities	71,111	64,210
Other long-term liabilities	75,907	69,194
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of September 26, 2020 and December 28, 2019 Issued and outstanding shares – 192,879 as of September 26, 2020 and 181,134 as of December 28, 2019	193	181
Additional paid-in capital	1,888,492	1,740,884
Accumulated other comprehensive loss	(22,117)	(34,639)
Accumulated deficit	(1,517,340)	(1,319,891)
Total stockholders' equity	349,228	386,535
Total liabilities and stockholders’ equity	$1,571,467	$1,628,338

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash Flows from Operating Activities:
Net loss	$(196,799)	$(320,024)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	74,263	91,181
Non-cash restructuring charges and related costs	2,893	17,194
Amortization of debt discount and issuance costs	20,475	14,107
Operating lease expense	14,123	25,922
Stock-based compensation expense	36,542	31,565
Other, net	3,891	579
Changes in assets and liabilities:
Accounts receivable	55,252	27,521
Inventory	63,201	(23,339)
Prepaid expenses and other assets	(25,479)	(53,470)
Accounts payable	(117,824)	16,487
Accrued liabilities and other expenses	(73,509)	23,190
Deferred revenue	(21,545)	(8,073)
Net cash used in operating activities	(164,516)	(157,160)
Cash Flows from Investing Activities:
Proceeds from sale of non-marketable equity investments	—	1,009
Proceeds from maturities of investments	—	26,584
Acquisition of business, net of cash acquired	—	(10,000)
Purchase of property and equipment, net	(27,148)	(27,553)
Net cash used in investing activities	(27,148)	(9,960)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock from at-the-market equity offering, net of issuance costs of $954	31,022	—
Proceeds from issuance of 2027 Notes	194,500	—
Proceeds from revolving line of credit	55,000	37,334
Repayment of revolving line of credit	(8,000)	—
Repayment of third party manufacturing funding	(5,346)	—
Payment of debt issuance cost	(2,437)	(124)
Repayment of mortgage payable	(233)	(197)
Principal payments on financing lease obligations	(1,050)	—
Proceeds from issuance of common stock	15,352	12,053
Minimum tax withholding paid on behalf of employees for net share settlement	(1,959)	(393)
Net cash provided by financing activities	276,849	48,673
Effect of exchange rate changes on cash and restricted cash	(2,198)	(3,260)
Net change in cash, cash equivalents and restricted cash	82,987	(121,707)
Cash, cash equivalents and restricted cash at beginning of period	132,797	242,337
Cash, cash equivalents and restricted cash at end of period(1)	$215,784	$120,630

Supplemental disclosures of cash flow information:
Cash paid (refund) for income taxes, net	$(4,962)	$15,924
Cash paid for interest	$14,415	$13,369
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$31	$1,931
Third-party manufacturer funding for transfer expenses incurred	$—	$6,541
Transfer of inventory to fixed assets	$453	$2,440

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	September 26, 2020	September 28, 2019

	(In thousands)
Cash and cash equivalents	$196,546	$94,804
Short-term restricted cash	4,503	—
Long-term restricted cash	14,735	25,826
Total cash, cash equivalents and restricted cash	$215,784	$120,630

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20
GAAP Revenue ($ Mil)	$332.1	$292.7	$296.3	$325.3	$384.6	$330.3	$331.6	$340.2
GAAP Gross Margin %	25.4%	22.7%	20.7%	26.7%	29.0%	23.3%	29.4%	31.8%
Non-GAAP Gross Margin %(1)	31.8%	35.3%	30.7%	33.1%	35.2%	28.3%	33.8%	35.2%
Revenue Composition:
Domestic %	39%	45%	45%	51%	52%	52%	50%	49%
International %	61%	55%	55%	49%	48%	48%	50%	51%
Customers >10% of Revenue	2	1	1	1	1	1	1	1
Cash Related Information:
Cash from Operations ($ Mil)	($71.6)	($56.2)	($63.8)	($37.2)	($10.2)	($91.5)	($36.6)	($36.4)
Capital Expenditures ($ Mil)	$10.7	$6.6	$9.2	$12.5	$2.7	$8.5	$10.5	$8.1
Depreciation & Amortization ($ Mil)	$50.2	$31.0	$31.2	$29.0	$28.6	$25.4	$25.9	$22.9
DSOs	87	83	80	80	83	75	79	78
Inventory Metrics:
Raw Materials ($ Mil)	$74.5	$82.5	$70.4	$47.2	$47.4	$50.0	$43.4	$39.3
Work in Process ($ Mil)	$57.2	$63.0	$59.5	$52.2	$48.8	$52.0	$50.9	$51.6
Finished Goods ($ Mil)	$180.2	$187.0	$208.9	$225.4	$244.1	$217.7	$193.9	$185.0
Total Inventory ($ Mil)	$311.9	$332.5	$338.8	$324.8	$340.3	$319.7	$288.2	$275.9
Inventory Turns(2)	2.9	2.3	2.5	2.7	2.9	3.0	3.1	3.2
Worldwide Headcount	3,876	3,708	3,632	3,557	3,261	3,302	3,209	3,074
Weighted Average Shares Outstanding (in thousands):
Basic	174,908	176,406	178,677	179,988	180,864	182,024	185,596	189,589
Diluted	175,629	176,602	179,343	182,073	186,349	189,246	190,127	195,868
(1)Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs, and COVID-19 related costs. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q4'20
Outlook
Reconciliation of Revenue:
U.S. GAAP	$354
Acquisition-related deferred revenue adjustment	1
Non-GAAP	$355

Reconciliation of Gross Margin:
U.S. GAAP	33.0%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	0.5%
Amortization of acquired intangible assets	1.0%
Restructuring and related costs	0.5%
Non-GAAP	35.5%

Reconciliation of Operating Expenses:
U.S. GAAP	$135.0
Stock-based compensation	(11.0)
Amortization of acquired intangible assets	(4.5)
Restructuring and related costs	(2.5)
Acquisition and integration costs	(1.0)
Non-GAAP	$116.0

Reconciliation of Operating Margin:
U.S. GAAP	(5.0)%
Acquisition-related deferred revenue adjustment	0.5%
Stock-based compensation	3.5%
Amortization of acquired intangible assets	2.5%
Acquisition and integration costs	0.5%
Restructuring and related costs	1.0%
Non-GAAP	3.0%